Exhibit 99.2

 Q1 2023 Business and Financial Highlights  May 11, 2023

 2  Disclaimer and Cautionary Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures

 3  John Rood,CEO

 Advancing on our Mission   Flight heritage, functional and operational core technology establishes competitive advantage.   Growing interest from commercial and government customers expected to translate into contracts over coming months.   Driving innovation to maximize our competitive edge.   Veteran leadership team and energized technical workforce give us confidence in our future.  4  Top Photo: Vigoride-3  Bottom Photo: Vigoride-5

 Mission Highlights  Copyright 2023. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited.   Vigoride-3 | May 2022  Deployed 8 customer satellites from the Vigoride-3 vehicle and a third party deployer. We have since completed operation of this spacecraft, which remains in orbit.    Vigoride-5 | January 2023  Carrying a large, hosted payload for Caltech. Deployed a satellite for a customer called Qosmosys. Recently conducted successful orbit raise using MET propulsion system.  Vigoride-6 | April 2023  Carrying two satellites from NASA. Also flying payloads for  commercial customers and a Momentus-developed solar array technology demo.  Vigoride-6   on Falcon 9

 MET In-Space Testing  Copyright 2023. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited.   Innovative, pioneering technology offers key efficiency, safety, and sustainability advantages.  Competitors are using chemical propulsion or pure electric system like a Hall Thruster, which moves slowly and can take months or years to cover longer distances.  The MET makes Momentus a great choice for customers.   Momentus has now operated the MET successfully in space at full power across the range of durations for firing that we plan to use operationally to deliver satellites to precise, custom orbits and to provide in-space infrastructure services like hosted payloads.  Top Photo: Ground Testing of MET  Bottom Photo: Illustration of MET firing in space

Customer Highlights

- Signed a services agreement with repeat customer, FOSSA Systems, to place its latest generation of satellites into low-Earth orbit. Signed another agreement to fly their picosatellite deployer.

- Signed contract with Hello Space to provide Hosted Payload Services for a deployer that will carry four pocketqube satellites.

- Signed contract with a soon-to-be-announced international customer. Mission will deliver the first tranche of picosats for a 100-satellite planned constellation.

- Signed contracts with Lunasonde and SatRev to fly a cubesat for each company on Vigoride-7 mission in October.

- Responded to NASA RFI with a unique and competitive offering to reboost the Hubble Space Telescope.

- Growth of interest in our capabilities from U.S. Government customers responsible for national security missions.

- Were selected for funding from the Space Development Agency for a Small Business Innovation Research Phase 2 award.

Copyright 2023. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited.

8

 9  Momentus Launch Schedule

Momentus Market Opportunity

Historical and Forecasted Satellite Deployments


488
1,282
1,849
2,413
~3,500
~4,000
~5,000
~5,000
~5,500
~6,000
2019
2020
2021
2022
2023E
2024E
2025E
2026E
2027E
2028E
Global satellite deployments per Bryce Tech
Deutsche Bank forecast

With satellite deployments ramping past 2,000/year, Deutsche Bank Research sees the in-space Transportation market ~doubling to:

~$4B/year by CY25

Momentus Satellite De-Orbiting Market Forecast


283
397
561
747
984
1,223
1,475
1,752
2,027
2,303
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030

Momentus believes demand for life-extension and de-orbiting operations could approach 1,000/year or:

~$500M/year by CY25

US Space Force Modernization Budget & Outlays


$20B
$15B
$10B
$5B
$0B
$10.5B
$11.5B
$15.8B
$16.8B
$15.7B
$14.1B
$14.4B
$2.3B
$3.0B
$3.6B
$5.3B
$5.0B
$5.1B
$4.1B
FY21
FY22
FY23
FY24
FY25
FY26
FY27
Procurement BA
RDT&E BA
Modernization outlays

Future Years Defense Program implies Space Force modernization outlays could ~double to:

~$20B/year by FY25

NASA Space Programs Budget Forecast


$15B
$10B
$5B
$0B
$1.1B
$1.4B
$1.4B
$1.5B
$1.5B
$1.5B
$1.6B
$4.1B
$4.1B
$4.3B
$5.2B
$5.4B
$5.6B
$5.7B
$6.4B
$6.8B
$7.5B
$6.8B
$6.8B
$6.9B
$7.0B
FY21
FY22
FY23
FY24
FY25
FY26
FY27
Deep Space Exploration
Operations
Space Technology

President's budget reflects steady growth for NASA space programs to:

~$14B/year by FY25

Copyright 2023. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited.

Source: 1.) historical satellite deliveries per Bryce Technology, 2.) future satellite delivery forecast per Deutsche Bank Research, 3.) satellite de-orbiting market forecast per Momentus, 4.) US Space Force modernization budget/outlays per DoD Greenbook, 5.) NASA space programs budget per OMB.

Staying Competitive  11  Copyright 2023. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited.   Early mover advantage and track record of flight heritage helps build trust.   Highly differentiated technology also enables us to win in areas of payload capacity and power, at low cost.  Flexibility of our spacecraft’s large, completely open and flexible upper deck can accommodate a broad diversity of payloads.  Tape Spring Solar Array (TASSA) has potential to reduce unit manufacturing costs and lead times.  Rendezvous and proximity operations or RPO is the key to expanding our services to include in-orbit maintenance and refueling of customer satellites, life-extension, and de-orbiting of satellites at the end of their useful life.  Photo: TASSA

 Momentus Investment Summary  Growing space economy.  Favorable demand outlook for the services we provide.  Competitive advantages relative to other in-space transportation and infrastructure providers.  Potential for margin improvement positions Momentus well for the future.    12  MET Ground Testing   View from Vigoride-6  Vigoride-3  Vigoride-5  Vigoride-6  Vigoride-6 Launch

 13  Eric Williams,CFO

 Q1 Financial Highlights  $33 million backlog as of April 30, 2023.*  Non-restricted cash and cash equivalents of $39 million as of March 31, 2023.  Approximately $12 million term loan debt as of December 31, 2022.  Recognized $22 thousand in revenue, which included customer deposit.  Q1 loss from operations was approximately $20 million.  Q1 Adjusted EBITDA was negative $16.1 million, an improvement over Q1 2022 of $0.5 million.   Adjusted EBITDA excludes stock-based compensation expense, certain legal matters, and net mark-to-market gains and losses on warrant liabilities, and other adjusting items.    Refer to the Appendix of this presentation for reconciliation with equivalent GAAP financials.  14  Backlog includes signed contracts spanning across 19 companies in 13 countries. Backlog contains firm orders as well as options, which allow customers to opt-in to launches on shorter notice without requiring a separate agreement. In general, our customers have the right to cancel their contracts with the understanding that they will forfeit their deposits. If a customer cancels a contract before it is required to pay non-refundable deposits, we may not receive revenue from these orders, except for an initial deposit which is paid at the time the contract is signed.

 15  Thank you!

 Appendix

 17  Q1 2022 and Q1 2023 Income Statement  View from Vigoride-5

 18  March 31, 2023 Balance Sheet  View from Vigoride-5

 19  CY 2023 Cash Flow Statement  View from Vigoride-5

 20  CY 2023 GAAP to Non-GAAP Reconciliations  View from Vigoride-5

 21  CY 2023 GAAP to Non-GAAP Reconciliations  View from Vigoride-5